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                                                                    EXHIBIT 99.2

                            STERLING CHEMICALS, INC.

                              AMENDED AND RESTATED
                     CORPORATE GOVERNANCE COMMITTEE CHARTER

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Board of Directors (the "Board") of Sterling Chemicals, Inc. (the "Corporation") has heretofore established and designated a standing committee of the Board known as the Corporate Governance Committee (the "Committee");

                  WHEREAS, the Board has heretofore delegated oversight responsibility to the Committee for corporate governance and related matters;

                  WHEREAS, the Board desires to delegate oversight responsibility to the Committee for compliance and monitoring programs, corporate information and reporting systems and similar matters;

                  WHEREAS, the Board has heretofore adopted a Corporate Governance Committee Charter governing the composition, duties and responsibilities of the Committee; and

                  WHEREAS, the Board desires to amend the Corporate Governance Committee Charter and to restate the Corporate Governance Committee Charter in its entirety;

                  NOW, THEREFORE, IT IS HEREBY RESOLVED that this Amended and Restated Corporate Governance Committee Charter (this "Charter") be, and it hereby is, adopted and approved as the Charter of the Committee.

                                    ARTICLE I

                            Purposes of the Committee

                  Section 1.01.Corporate Governance Matters. The Committee is authorized to consider matters of corporate governance and, in connection with such authorization, the Committee shall:

                  - review from time to time the Corporation's Certificate of Incorporation and Bylaws and make recommendations to the Board with respect to any changes thereto that the Committee may deem necessary or appropriate;

                  - review from time to time the corporate governance guidelines and principles adopted by the Board and make recommendations with respect to any changes thereto that the Committee may deem necessary or appropriate;

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                  -        review each stockholder proposal duly and properly
                           submitted to the Corporation and make recommendations to the Board regarding such actions with respect thereto that the Committee may deem necessary or appropriate;

                  - consider questions of independence of Board members and possible conflicts of interest between the Corporation and Board members or the Corporation's senior executives and make recommendations to the Board regarding such actions with respect thereto that the Committee may deem necessary or appropriate;

                  - review from time to time the Board's committee structure and make recommendations to the Board regarding any changes thereto that the Committee may deem necessary or appropriate;

                  - review from time to time with the Chairman of the Board and the Chief Executive Officer succession plans relating to positions held by senior executive officers of the Corporation, and make recommendations to the Board with respect to any changes thereto as the Committee may deem necessary or appropriate;

                  - review from time to time the Corporation's insurance and indemnity arrangements for its directors and officers and make recommendations to the Board with respect to any changes thereto as the Committee may deem necessary or appropriate;

                  - make recommendations to the Board regarding such additional actions related to corporate governance matters as the Committee may deem necessary or appropriate; and

                  - carry out such other responsibilities as may be delegated by the Board to the Committee from time to time.

                  Section 1.02. Nominations and Membership Qualifications. The Committee is authorized to consider matters related to Board membership and, in connection with such authorization, the Committee shall:

                  - consider, recommend and recruit candidates to fill new or vacant positions on the Board;

                  - review candidates for positions on the Board recommended by the Corporation's stockholders; and

                  - conduct appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates for positions on the Board.

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In determining whether it will recommend or support a candidate for a position on the Board, the Committee should consider all factors it deems relevant, including, but not limited to, integrity, judgment, business specialization, technical skills, diversity, independence, potential conflicts of interest and the present needs of the Board. In addition, in making such determination, the Committee should take into account all guidelines, criteria and qualifications established by the Board and any restrictions, requirements or limitations set forth in the Corporation's Certificate of Incorporation or Bylaws or any other document to which the Corporation is a party. Notwithstanding anything to the contrary contained in this Charter, the authorizations, duties and powers set forth in this Section 1.02 shall not extend to any position on the Board for which any person or entity, or group of persons and entities, has the power to designate an individual to fill such position under the Corporation's Certificate of Incorporation, any contract to which the Corporation is a party or the terms of any series of the Corporation's preferred stock.

                  Section 1.03. Compliance Matters. The Committee shall act on behalf of the Board and oversee all material aspects of the Corporation's compliance functions, including compliance with significant applicable legal, ethical and regulatory requirements; provided, however, that the Committee shall not act on behalf of the Board or have any powers, responsibilities, duties or authority with respect to:

                  - the Corporation's Code of Ethics for the Chief Executive Officer and Senior Financial Officers (which is the province of the Corporation's Audit Committee);

                  - employee safety and health, environmental protection, product safety, environmental awareness, communications among administrative and operating personnel or compliance with environmental laws, rules, regulations, permits or licenses (which is the province of the Corporation's Environmental, Health and Safety Committee); or

                  - any other matter for which such powers, responsibilities, duties and authority have been delegated to another standing committee of the Board.

In executing its oversight role with respect to compliance functions, the Committee shall review the adequacy of the Corporation's compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures (including compliance guides and manuals) for employees of the Corporation and its subsidiaries. In this connection, the Committee may coordinate its compliance activities with the Audit Committee and the Environmental, Health and Safety Committees of the Board and any other standing committee of the Board. In addition, the Committee shall meet periodically with senior management to discuss their views on whether:

                  - the operations of the Corporation and its subsidiaries are conducted in compliance with all applicable laws, rules, regulations, permits and licenses, including those pertaining to environmental, health, safety, securities, financial and employment matters;

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                  -        all accounting and reporting financial errors, fraud
                           and defalcations, legal violations and instances of non-compliance (if any) with the Corporation's compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures are detected;

                  - all violations of legal requirements (if any) are promptly reported to appropriate governmental officials when discovered and prompt, voluntary remedial measures are instituted; and

                  - senior management and the Board are provided with timely, accurate information to allow management and the Board to reach informed judgments concerning the Corporation's compliance with law and business performance.

The General Counsel of the Corporation shall be in charge of the Corporation's compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance by officers and other employees and agents of the Corporation and its subsidiaries.

                  Section 1.04. Limitations on Responsibilities for Compliance Matters. While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits or for determining whether the Corporation is in compliance with applicable laws, rules or regulations or the Corporations' policies, procedures or programs. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or reviews or procedures. Each member of the Committee shall be entitled to rely, in the absence of actual knowledge to the contrary (which shall be promptly reported to the Board), on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (b) the accuracy of the information provided to the Committee and (c) statements made by management or third parties to the Committee.

                                   ARTICLE II

                          Composition of the Committee

                  Section 2.01. Number. The Committee shall consist of a number of directors (not less than two) as the Board shall determine from time to time.

                  Section 2.02. Term; Removal; Vacancies. Each member of the Committee, including its chairman and any alternate members, shall be appointed by the Board, shall serve at the pleasure of the Board and may be removed at any time by the Board (with or without cause). The term of each member of the Committee shall otherwise be determined in accordance with the Bylaws of the Corporation. The Board shall have the power at any time to fill vacancies in the Committee, to change the membership of the Committee or to dissolve the Committee.

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                  Section 2.03. Member Requirements. Each Committee member shall satisfy the following requirements, together with any additional requirements required after the date of this Charter under applicable law or the rules of any stock exchange or quotation system on which the securities of the Corporation are listed or quoted, both at the time of the director's appointment and throughout his or her term as a member of the Committee:

                  (a) Each member of the Committee shall be independent of management and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the independent judgment of such member of the Committee.

                  (b) Each member of the Committee shall have, in the opinion of the Board and in the opinion of each member of the Committee, sufficient time available to devote reasonable attention to the responsibilities of the Committee.

                                   ARTICLE III

                            Meetings of the Committee

                  Section 3.01. Frequency. The Committee shall meet at least twice during each fiscal year of the Corporation. Additional meetings of the Committee may be scheduled as considered necessary by the Committee, its chairman or at the request of the Chief Executive Officer of the Corporation.

                  Section 3.02. Calling Meetings. Meetings of the Committee may be called at any time by the Board or by any member of the Committee. The chairman of the Committee shall call a meeting of the Committee at the request of the Chief Executive Officer. In addition, any internal or external auditor, accountant or attorney may, at any time, request a meeting with the Committee or the chairman of the Committee, with or without management attendance.

                  Section 3.03. Agendas. The chairman of the Committee shall be responsible for preparing an agenda for each meeting of the Committee. The chairman will seek the participation of management and key advisors in the preparation of agendas.

                  Section 3.04. Expectations and Information Needs. The Committee should communicate its expectations and the nature, timing and extent of information it requires to management. To the extent practicable, written materials should be provided to the Committee by management at least one week in advance of any meeting of the Committee at which such materials will be discussed.

                  Section 3.05. Attendees. The Committee may request members of management, internal auditors (if any), external auditors, accountants, attorneys and such other experts as it may deem advisable to attend any meeting of the Committee. The Committee may also, subject to applicable law and the Corporation's Certificate of Incorporation and Bylaws, exclude from its meetings any person it deems appropriate in order to carry out its responsibilities.

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                  Section 3.06. Quorum; Required Vote. At all meetings of the
Committee, the number of members of the Committee necessary and sufficient to constitute a quorum for the transaction of business shall be determined in accordance with the Bylaws of the Corporation. If a quorum shall not be present at any meeting of the Committee, the members of the Committee present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present. A meeting of the Committee at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of any member; provided, however, that no action of the remaining members of the Committee shall constitute the act of the Committee unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of members of the Committee as shall be required by applicable law or the Certificate of Incorporation or Bylaws of the Corporation. The act of a majority of the members of the Committee present at any meeting of the Committee at which there is a quorum shall be the act of the Committee unless by express provision of law or the Certificate of Incorporation or Bylaws of the Corporation a different vote is required, in which case such express provision shall govern and control.

                  Section 3.07. Rules of Procedure and Minutes. The Committee may adopt and establish its own rules of procedure; provided, however, that such rules of procedure are not inconsistent with the Certificate of Incorporation or Bylaws of the Corporation or with any specific direction as to the conduct of its affairs as shall have been given by the Board. The Committee shall keep regular minutes of its proceedings and report the same to the Board when requested.

                                   ARTICLE IV

                             Reporting to the Board

                  The Committee, through its chairman, shall periodically report to the Board on the activities of the Committee. At least once during each fiscal year of the Corporation, the Committee's report to the Board shall include a performance evaluation of the Committee and a review and assessment of the Committee's compliance with, and the adequacy of, this Charter. The Committee shall from time to time make recommendations to the Board with respect to any improvements to this Charter that the Committee may deem necessary or appropriate.

                                    ARTICLE V

                          Authority to Engage Advisors

                  Section 5.01. Authority to Investigate and Engage Advisors. The Committee shall have the power and authority, without approval of the Board, to investigate any matter within its authority that is brought to its attention and to engage director search firms, independent counsel and other advisers as it determines necessary or appropriate to carry out its duties or exercise its powers.

                  Section 5.02. Engagement Fees; Funding. The Committee shall have the power and authority, without approval of the Board, to determine appropriate funding for the payment of

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compensation to any director search firm, independent counsel or other adviser engaged by the Committee.

                                   ARTICLE VI

                    Additional Powers; Limitations on Powers

                  Section 6.01. Additional Powers. The Committee is authorized, in the name and on behalf of the Corporation, and at the expense of the Corporation, to take or cause to be taken any and all such actions as the Committee shall deem appropriate or necessary to carry out its responsibilities or exercise its powers under this Charter.

                  Section 6.02. Limitations on Powers, Authority and Duties. The Committee shall not have or assume any powers, authority or duties vested in the Board which, under applicable law or any provision of the Certificate of Incorporation or the Bylaws of the Corporation, may not be delegated to a committee of the Board. The grant of authority to the Committee contained in this Charter may be modified from time to time or revoked at any time by the Board in its sole discretion.

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